Exhibit 1.1

Execution Version

$325,000,000

SIMMONS FIRST NATIONAL CORPORATION

6.25% Fixed-to-Floating Rate Subordinated Notes due 2035

UNDERWRITING AGREEMENT

September 9, 2025

KEEFE, BRUYETTE & WOODS, INC.

MORGAN STANLEY & CO. LLC

As representatives of the Underwriters listed in Schedule A hereto

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Simmons First National Corporation, an Arkansas corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) pursuant to the terms set forth herein (this “Agreement”) $325,000,000 aggregate principal amount of the Company’s 6.25% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Securities”). The Securities will be issued pursuant to a subordinated indenture, dated as of March 26, 2018 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto relating to the Securities, to be dated as of the Closing Time, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3ASR (File No. 333-279502) covering the public offering and sale from time to time of certain securities of the Company, including the Securities, under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective upon filing with the Commission under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendment thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as the “Prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 2:36 p.m., New York City time, on September 9, 2025 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means (a) the “Term Sheet” (as defined below) and (b) any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means each Issuer General Use Free Writing Prospectus and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time, all considered together.

“Significant Subsidiary” means a Subsidiary that meets the requirements of a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X and identified hereto on Schedule F.

“Subsidiary” means a subsidiary (as defined in Rule 405 under the Securities Act) of the Company.

“Term Sheet” means a pricing term sheet substantially in the form of Schedule C hereto.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Status as Well Known Seasoned Issuer. (1) At the time of filing the Registration Statement, (2) at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) and (4) at the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405)), including not having been and not being an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Securities, as of the date of their registration on the Registration Statement, were, and, as of the date hereof and as of the Closing Time, remain, eligible for registration by the Company on an “automatic shelf registration statement” under Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities, the Company was not an “ineligible issuer” (as defined in Rule 405), and the Company has not subsequently been or become such an “ineligible issuer”.

(ii) Registration Statement, Prospectus and Pricing Disclosure Package at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) on May 17, 2024 and any post-effective amendment to the Registration Statement has also become effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the Securities Act Regulations) prior to the filing of the Registration Statement or any amendment thereto has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the time the Registration Statement became effective, at each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations promulgated under the Trust Indenture Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, when read together with the Prospectus, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the Securities Act and Securities Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Prospectus and the pricing information set forth on Schedule C conveyed to investors, when considered together, nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives in writing, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, which the parties acknowledge and agree consists only of the information contained in (i) the second and third sentences of the fourth paragraph under the heading “Underwriting,” (ii) the third sentence under the subheading “No Public Trading Market,” and (iii) the first and sixth sentences of the first paragraph under the subheading “Stabilization Transactions,” and (iv) the third and fifth sentences of the last paragraph under the caption “Other Activities and Relationships”, each under the heading “Underwriting,” in each case, contained in the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when read together with the other information in the Pricing Disclosure Package or the Prospectus, as the case may be, at the time the Registration Statement became effective or such documents were filed with the Commission, as the case may be, did not, and at the earlier of the time the Prospectus was first used and the first “time of sale,” within the meaning of Rule 159 under the Securities Act Regulations, of Securities in this offering and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the Exchange Act Regulations. There are no material contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the documents incorporated by reference therein or required to be filed as exhibits thereto which have not been so properly described or filed as required.

(iv) Independent Accountants. Forvis Mazars, LLP (“Forvis”), the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the rules of the Public Company Accounting Oversight Board.

(v) Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply with the requirements of the Securities Act and present fairly, in all material respects, (1) the financial position of the Company and its consolidated subsidiaries and (2) the statements of income, comprehensive income, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries. Said financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. All statements, projections, estimates and expressions of opinion included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared by the Company in good faith, and represent reasonable and fair expectations held by the Company on the basis of the information available to the Company and the assumptions underlying such information are reasonable. Any other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. To the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, the Exchange Act Regulations and Item 10(e) of Regulation S-K under the Securities Act, as applicable. The Company is an “experienced issuer” as defined in Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(j)(6) for purposes of the Registration Statement and the offering, issuance or sale of the Securities hereunder.

(vi) Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (1) neither the Company nor any of its subsidiaries has incurred any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree that are material, individually or in the aggregate, to the Company and the subsidiaries, taken as a whole, (2) there has been no material adverse change, or any development that has had or which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, business affairs or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (3) there have been no transactions, letters of intent, term sheets, or similar instruments entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or which have been disclosed to the Representatives, which are material to the Company and its subsidiaries, considered as one enterprise, (4) there has not been any material change in the capital stock of the Company or any of its Significant Subsidiaries (as defined below) (other than issuances or other transfers of capital stock in the ordinary course of business pursuant to any dividend reinvestment plan, employee benefit plans (including its equity incentive plans), the Company’s employee stock purchase plan or repurchases of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) by the Company pursuant to a share repurchase program disclosed in the Prospectus), (5) there has not been any material increase in (A) short-term indebtedness of the Company or any of its Significant Subsidiaries other than in the ordinary course of business consistent with past practice, or (B) long term indebtedness of the Company or its Significant Subsidiaries, and (6) the Company has not declared, paid or made any dividend (other than its ordinary course quarterly dividend) or distribution of any kind on any class of its capital stock.

(viii) Regulatory Matters. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company is “well capitalized” as that term is defined at 12 CFR part 225. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may or will become subject or party to any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business or that in any material respect relates to their capital adequacy, their credit policies, or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement, where any such Regulatory Agreement could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect or is expected to prevent or materially delay the transactions contemplated by this Agreement. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or engaged in the regulation and enforcement of consumer financial services, or any court, administrative agency or commission or other federal or state governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries. The Company does not (directly or indirectly) own or control the stock or voting securities of any depository institution other than Simmons Bank, an Arkansas state-chartered bank (the “Bank”), and its direct and indirect activities and investments are authorized for a bank holding company or for a financial holding company and its subsidiaries pursuant to the BHC Act.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Arkansas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Indenture and this Agreement, and to issue the Securities, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x) Material Contracts. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement, including the Indenture, that are not so described, filed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus as required by the Securities Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary is in breach of or default under, nor has it received notice or been made aware that any other party is in breach of or default under, any of such contracts in each case that could result in a Material Adverse Effect.

(xi) Good Standing of Significant Subsidiaries. Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified and licensed to transact business and is in good standing in each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. All of the issued and outstanding shares of capital stock or limited liability company membership interest, as applicable, of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. None of the issued and outstanding shares of capital stock or limited liability company membership interest, as applicable, of the Company, the Bank or any Significant Subsidiary were issued in violation of any preemptive or similar rights of any shareholder or other equity holder of the Company, the Bank or any Significant Subsidiary, as the case may be, arising by operation of law, or under the certificate of incorporation, bylaws or other organizational documents of the Company, the Bank, any Significant Subsidiary or under any agreement to which the Company, the Bank or any Significant Subsidiary is a party.

(xiii) Capitalization. The authorized, issued and outstanding capital stock and consolidated long-term debt (i.e., with a maturity greater than one year) of the Company as of June 30, 2025 is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization.” There have not been any subsequent issuances of capital stock of the Company since such date (except issuances of Common Stock pursuant to exercises of employee stock options, issuances pursuant to employee benefit plans (including awards of restricted stock to Company employees pursuant to the Company’s equity incentive plans) and pursuant to the Company’s dividend reinvestment plan and employee stock purchase plans), except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. There have not been any long-term borrowings by the Company or its consolidated subsidiaries since June 30, 2025 (other than pursuant to this Agreement), except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding (i) options, warrants or other rights to purchase or acquire from the Company or any of its subsidiaries any shares of capital stock or other equity interests of the Company or any of its subsidiaries, or (ii) obligations of the Company or any of its subsidiaries to issue, sell or transfer any shares of capital stock or other equity interests of the Company or any of its subsidiaries or any securities convertible into or exchangeable for, or that represent the right to receive, any such shares or interests.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Authorization, Validity and Enforceability of Indenture and Securities. The Indenture will be duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indenture has been, and at the Closing Time will be, duly qualified under the Trust Indenture Act. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, at the Closing Time, will have been duly executed by the Company, and when authenticated and delivered by the Trustee in the manner provided for in the Indenture, and issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The issuance of the Securities will not be subject to any preemptive or similar rights of any securityholder of the Company arising by operation of law, under the articles of incorporation or bylaws of the Company or under any agreement to which the Company is a party. The Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture. The description of the Indenture contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to the Indenture.

(xvi) Not an Investment Company. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), without regard to Section 3(c) of the Investment Company Act.

(xvii) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is (1) in violation of its charter, bylaws or other organizational document, (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them are bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (3) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or Regulatory Agency or body, court, arbitrator or self-regulatory organization applicable to the Company or the Bank or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein, and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (1) violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), (2) result in any violation of any provision of the charter, bylaws or other organizational document of the Company or any Subsidiary, or (3) result in any violation by the Company or any Subsidiary of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of the immediately preceding clauses (1) and (3), as would not, individually or in the aggregate, result in a Material Adverse Effect.

As used herein, a “Repayment Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries or any of their respective properties.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the senior management of the Company, is contemplated or threatened, which would reasonably be expected to have a Material Adverse Effect.

(xix) Compliance With ERISA. Each of the Company, its subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, its subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where such failure to fulfill its obligations or such non-compliance would not result in a Material Adverse Effect. None of the Company, its subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where such unpaid liability would not result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would reasonably be expected to result in a Material Adverse Effect. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which (1) is required to be disclosed in the Registration Statement or the Prospectus, (2) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (3) would reasonably be expected to, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder or thereunder. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, is necessary or required for the authority, execution, delivery or performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations, the rules of The Nasdaq Stock Market (“NASDAQ”), the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA. To the Company’s knowledge, no FINRA member intending to participate in the offering has a conflict of interest with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. For this purpose, a ‘conflict of interest’ exists when a member of FINRA and/or its associated persons, parent, or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity, or will receive underwriting compensation in excess of limitations set forth under FINRA Rule 5110, as amended. No proceeds from the sale of the Securities (excluding underwriting compensation) will be paid to any FINRA member participating in the offering, or any persons associated or affiliated with a member of FINRA participating in the offering, except as specifically authorized herein.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities that are necessary to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and have made all declarations and filings with the appropriate Governmental Entities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess such Governmental Licenses or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii) Conduct of Business. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and the Bank is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, and all regulations and orders of, or agreements with, Governmental Entities applicable to it, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv) Environmental Matters. Each of the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations, and decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future. Each of the Company and its Subsidiaries has obtained and is in compliance in all material respects with all permits, licenses and other approvals required under Environmental Laws to conduct their respective businesses as currently conducted. There is no claim under any Environmental Law, including common law, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries (an “Environmental Claim”), which would have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or the Bank which would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there are no material costs or liabilities relating to Environmental Laws that have not been disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(xxv) Title to Property. Each of the Company and its subsidiaries has good and marketable title in fee simple to all of its real and personal properties, reflected as owned in the consolidated financial statements or as described in the Prospectus, in each case free and clear of all liens, encumbrances, claims and defects, except as (1) reflected in such consolidated financial statements, (2) do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary, or (3) which would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases under which the Company or any of its subsidiaries holds properties used in its business are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except any claim that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvi) Intellectual Property. Each of the Company and its subsidiaries owns or possesses all necessary and adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not have a Material Adverse Effect.

(xxvii) Taxes. The Company and each Significant Subsidiary has: (1) timely (after taking account of any governmental orders extending the time for filing) filed all tax returns, information returns, and similar reports that are required to be filed and all such returns are true, correct and complete in all material respects, and (2) timely paid in full all federal, state, local and foreign taxes required to be paid by it and any other assessment, fine or penalty levied against it, except to the extent any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been made under GAAP, except where the failure to timely file such tax returns or to timely pay such tax, assessment, fine or penalty would not, individually or in the aggregate, result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Significant Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. Giving effect to any applicable extensions and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or the Bank or any of their respective assets.

(xxiii) Insurance. The Company and the Bank have insurance covering their respective assets, operations, personnel and businesses, including business interruption insurance, which insurance is, in the opinion of Company management, in such amounts and insures against such losses and risks as are adequate to protect the Company and the Bank and their respective assets, operations, personnel and businesses; and neither the Company nor the Bank has (1) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (2) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxix) Payment of Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from transferring any of its property or assets to the Company or any other subsidiary of the Company, or from repaying to the Company any loans or advances to such subsidiary from the Company, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xxx) Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof with which the Company or any of its directors or officers is required to comply.

(xxxi) Accounting Controls; Disclosure Controls. The Company and its subsidiaries, taken as a whole, maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective in all material respects, and since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) the Company is not aware of any material weaknesses in the Company’s internal controls, whether or not remediated, and (B) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations); and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxxii) Foreign Corrupt Practices Act. None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any of its subsidiaries has, in the course of their actions for, or on behalf of, the Company or any of its subsidiaries (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”); (2) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (3) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute, rule, or regulation (collectively, the “Anti-Corruption Laws”); or (4) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee. The Company has instituted and maintains procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Anti-Corruption Laws.

(xxxiii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, including the Anti-Money Laundering Act of 2020 (“AMLA 2020”) and all implementing regulations of the U.S. Financial Crimes Enforcement Network (“FinCEN”), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines issued, administered, or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and, except as disclosed to the Representatives, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(xxxiv) Compliance with OFAC. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered by the U.S. Government (including those sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), as amended from time to time, including but not limited to those under the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”)), the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or are a resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea regions of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of

Ukraine identified pursuant to Executive Order 14065) and the countries of Cuba, Iran, North Korea, and Syria, or any region of Ukraine or any person, entity, or sector in Russia that is the subject of U.S. Sanctions (including, for the avoidance of doubt, those administered under Executive Orders 14024 and 14065). Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions in violation of Sanctions.

(xxxv) Use of Proceeds. The Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that would cause or result in a violation of the Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any person or entity (including any Party to this Agreement).

(xxxvi) IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”), whether maintained internally or by third-party vendors on behalf of the Company and its subsidiaries, are, to the knowledge of the Company, adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where failure in the adequacy, operation or performance of such IT Systems would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, consistent with industry standards and practices, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except where failure to implement or maintain such controls, policies, procedures and safeguards or the occurrence of breaches, violations, outages or unauthorized uses or access would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where failure in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxvii) Open Source Software. To the knowledge of the Company, the Company and its subsidiaries are in material compliance with all licenses applicable to any open source software used in their products, services or operations, and such use does not (A) require the disclosure, licensing or distribution of any proprietary source code owned by the Company or its subsidiaries, or (B) otherwise obligate the Company or its subsidiaries to make available to third parties any such proprietary source code.

(xxxiii) No Brokers. Other than as contemplated by this Agreement with the Underwriters, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the issuance and sale of the Securities as contemplated by this Agreement.

(xil) Stabilization. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in, or which constitutes, the stabilization or manipulation of the price of the Securities or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act).

(xl) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(xli) No Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company or its subsidiaries registered by the Company or any other person under the Securities Act.

(xlii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus is not based on or derived from sources that are reliable or is not accurate in all material respects.

(xliii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xliv) Derivative Securities. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlv) Deposit Insurance/Community Reinvestment Act/Bank Capitalization. The deposit accounts of the Bank are insured by the Deposit Insurance Fund to the maximum limit set by the Federal Deposit Insurance Corporation and no proceeding for the revocation or termination of such deposit insurance is pending or, to the knowledge of the Company, threatened. The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better in its most recently completed performance evaluation. The Bank is “well capitalized” as that term is defined at 12 CFR part 324.

(xlvi) NASDAQ Compliance. The Company is in compliance in all material respects with the then-applicable listing and corporate governance rules and regulation requirements of NASDAQ. The Company has not knowingly taken any action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of its Common Stock on the NASDAQ, nor has the Company received any written notification that the SEC or NASDAQ is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ.

(xliii) No Unauthorized Use of Prospectus. The Company has not distributed and prior to the later to occur of (1) Closing Time and (2) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act and the Securities Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, the Statutory Prospectus or the Prospectus or other materials, if any, permitted by the Securities Act or by the Securities Act Regulations, without the consent of the Representatives (not to be unreasonably withheld or delayed).

(l) Summaries of Legal Matters. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes”, insofar as they purport to describe or summarize the material provisions of the documents or laws referred to therein, are accurate summaries of such provisions in all material respects.

(li) Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than as disclosed therein).

(lii) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, at a purchase price equal to 99.00% of the aggregate principal amount thereof.

(b) Payment. Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Nelson Mullins Riley & Scarborough, LLP, Atlantic Station, 201 17th Street NW, Suite 1700, Atlanta, GA 30363, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on September 12, 2025 (unless postponed in accordance with the provisions of Section 11), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Securities (in the form of one or more global notes), through the facilities of The Depository Trust Company (“DTC”), to the Representatives for the respective accounts of the Underwriters. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Commission Requests. Prior to the completion of the distribution of the Securities as contemplated in this Agreement, the Company, subject to Section 3(b) hereof will comply with the requirements of Rule 430B of the Securities Act Regulations, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Pricing Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by Section 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Until the completion of the distribution of the Securities as contemplated in this Agreement, the Company will use its best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. If, before all the Securities have been sold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Underwriters, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in such form as is reasonably satisfactory to the Underwriters, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(b) Payment of Filing Fees. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required by the Securities Act (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) to be delivered in connection with sales of the Securities ending no later than nine months from the date hereof (the “Delivery Period”) any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(d) Filing or Use of Amendments or Supplements. During the Delivery Period, the Company (A) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent.

(e) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect during the Delivery Period; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as such Underwriter may request.

(h) Earnings Statements. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act), an earnings statement (satisfying the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including Rule 158)).

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act and the Exchange Act Regulations.

(k) Term Sheet. The Company will prepare the Term Sheet, containing solely a description of the final terms of the Securities and the offering thereof, and after affording the Representatives the opportunity to comment thereon, file the Term Sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives will be deemed to have consented to any Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus during the Delivery Period there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to correct such untrue statement or omission.

(m) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(n) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(o) Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as could require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(p) Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(q) Trustee, Registrar and Paying Agent. The Company shall engage and maintain, at its expense, a trustee, registrar and paying agent for the Securities.

(r) Sarbanes-Oxley Act. The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(s) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue or similar tax, including any interest and penalties, on the creation, issue and sale of the Securities by the Company and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(t) Trademarks. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(u) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Time, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Securities or securities exchangeable for or convertible into debt securities similar to the Securities (other than as contemplated by this Agreement with respect to the Securities).

(v) NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) while any Securities remain outstanding.

SECTION 4. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, up to a maximum of $5,000, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of the Blue Sky Survey and any supplement thereto, and the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (vi) the fees and expenses of any trustee, registrar or paying agent, including the fees and expenses of the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, up to a maximum of $10,000, (ix) expenses associated with the ratings of the Securities, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) and Section 1(a)(xi) of this Agreement, (xi) marketing and syndication expenses and any expenses related to an investor presentation and/or roadshow that are incurred by the Underwriters, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 4(a).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Use of Free Writing Prospectuses by Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission and became effective upon filing in accordance with Rule 462(e) not earlier than three years prior to the date hereof. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Troutman Pepper Locke LLP, in form and substance satisfactory to the Representatives, respectively, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives. Such counsel may state that, insofar as its opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or the Bank and public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Nelson Mullins Riley & Scarborough, LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements contained herein and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 6(a) hereof have been satisfied.

(e) Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Forvis Mazars, LLP, independent registered public accountant for the Company, a letter with respect to the Company, dated such date, in each case in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are a registered public accounting firm and independent registered public accountants as required by the Securities Act and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information of the Company contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Forvis Mazars, LLP a letter with respect to the Company, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Other Documents. The Underwriters shall have received such other documents as they may reasonably request with respect to other matters related to the sale of the Securities.

(h) Absence of Rating Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded to the Securities by any NRSRO.

(i) No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representatives, since the respective date hereof or the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect, and (ii) there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(k) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 10(a).

(l) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities by the Company.

(m) Good Standing. The Representatives shall have received on and as of the Closing Time satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Indenture. The Indenture shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Representatives.

(o) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in form and substance satisfactory to the Representatives and counsel for the Underwriters.

(p) Certificate of Chief Accounting Officer. If requested by the Representatives, at the time of execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate executed by the Chief Accounting Officer of the Company, in form and substance satisfactory to the Representatives, which shall cover such financial and accounting data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including any pro forma financial information or other data not addressed in the comfort letter) as the Representatives may reasonably request.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 1, Section 6, Section 7, Section 8, Section 9, Section 14, Section 15, Section 16 and Section 17 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, their respective affiliates (as such term is defined in Rule 501(b) of the Securities Act Regulations) (“Affiliates”), partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person, a “controlling person”) to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) below:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (1) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

(iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon the use of proceeds by the Company or any of its subsidiaries in violation of any Anti-Corruption Laws, Money Laundering Laws, or Sanctions, or in any other manner that results in a violation by any Underwriter or any of their respective Affiliates, directors, officers, employees, agents or controlling persons of any such laws or regulations;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter, severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or any preliminary prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel (including appropriate local counsel) chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any separate counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ separate counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party at the expense of the indemnifying party if, (i) the employment of such separate counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel approved by the indemnified parties to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in each of which events the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel firm (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 9. Representations, Warranties and Agreements to Survive. The indemnity and contribution provisions contained in Section 7 and Section 8, and all representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, if, in the reasonable judgment of the Representatives, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any material outbreak, escalation or worsening of any epidemic, pandemic or disease, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, or the NASDAQ, (iv) trading generally on the NASDAQ or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) a general moratorium on commercial banking activities has been declared by either federal, New York, or Arkansas authorities or there is a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Section 1, Section 6, Section 7, Section 8, Section 9, Section 14, Section 15, Section 16 and Section 17 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased at the Closing Time, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased at the Closing Time, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

Any termination of this Agreement pursuant to this Section shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4, and except that the provisions of Section 1, Section 7, Section 8, Section 9, Section 15, Section 16 and Section 17 shall not terminate and shall remain in effect.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives care of Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, E-mail: USCapitalMarkets@kbw.com, Attention: KBW Capital Markets and Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, facsimile number (212) 507-8999, Attention: Investment Banking Division; and notices to the Company shall be directed to it at 601 E. 3rd Street, 12th Floor, Little Rock, Arkansas 72201, Attention: George A. Makris, Jr. and the General Counsel’s Office, with a copy (which shall not constitute notice) to Troutman Pepper Locke LLP, 1001 Haxall Point, 15th Floor, Richmond, VA 23219, Attention: Seth Winter.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its Subsidiaries or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company in connection with the offering of the Securities or the process leading thereto (irrespective of whether such

Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) or any other obligation to the Company in connection with the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice in connection with the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the fullest extent permitted by applicable law any claims that it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the indemnified parties referred to in Section 7 and Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. TRIAL BY JURY. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. GOVERNING LAW. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Entire Agreement; Amendments. This Agreement constitutes the entire Agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party that the condition is meant to benefit.

SECTION 22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
Name:	George A. Makris, Jr.
Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Patrick J. Long
Name:	Patrick J. Long
Title:	Managing Director

MORGAN STANLEY & CO. LLC.

By:	/s/ Hector Vazquez
Name:	Hector Vazquez
Title:	Executive Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$162,500,000
Morgan Stanley & Co. LLC	113,750,000
Piper Sandler & Co.	16,250,000
Raymond James & Associates, Inc.	16,250,000
Stephens Inc.	16,250,000

Total	$325,000,000

Schedule A

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES

Investor Presentation dated September 2025, filed as a Free Writing Prospectus on September 9, 2025

The Term Sheet set forth in Schedule C, filed as a Free Writing Prospectus on September 9, 2025

Schedule B

SCHEDULE C

TERM SHEET

Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-279502

September 9, 2025

Simmons First National Corporation

$325,000,000

6.25% Fixed-to-Floating Rate Subordinated Notes due 2035

Issuer:	Simmons First National Corporation (the “Company” or “Issuer”)

Securities:	6.25% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”)

Aggregate Principal Amount:	$325,000,000

Expected Rating*:	Moody’s: Baa2 (Stable)

Trade Date:	September 9, 2025

Settlement Date**:	September 12, 2025 (T +3)

Maturity Date:	October 1, 2035 if not previously redeemed

Coupon:	Fixed rate period: From and including the Settlement Date to, but excluding, October 1, 2030, or the date of earlier redemption (the “fixed rate period”) 6.25% per annum, payable semiannually in arrears.

Floating rate period: From and including October 1, 2030 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) (each as defined in the Preliminary Prospectus Supplement under “Description of the Notes — Interest”), plus a spread of 302 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears; provided, that if the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero.

Interest Payment Dates:	Fixed rate period: April 1 and October 1 of each year, commencing on April 1, 2026. The last interest payment date for the fixed rate period will be October 1, 2030.

Floating rate period: January 1, April 1, July 1, and October 1 of each year, commencing on January 1, 2031.

Record Dates:	The 15th calendar day of the month immediately preceding the applicable interest payment date.

Day Count Convention:	Fixed rate period: 30/360.

Schedule C-1

Floating rate period: 360-day year and the number of days actually elapsed.

Optional Redemption:	The Company may, at its option, beginning with the interest payment date of October 1, 2030, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notice of such optional redemption shall be given not less than 10 business days nor more than 60 calendar days prior to the redemption date.

Special Redemption:	The Company may redeem the Notes at any time prior to the Maturity Date, including prior to October 1, 2030, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if (i) the Company receives an opinion of independent tax counsel to the effect that as a result of an amendment or change (including any announced prospective amendment or change) in law occurs, or an administrative or judicial action is announced or taken or there is an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, in each case that, as a result of which, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by the Company, in whole or in part, for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that the Company would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date (as further described in the Preliminary Prospectus Supplement under “Description of the Notes—Redemption”).

Denominations:	$1,000 minimum denominations and integral multiples of $1,000 in excess thereof.

Use of Proceeds:	The Company intends to use the net proceeds from this offering, together with cash on hand, for the full redemption of the Company’s 5.00% fixed-to-floating rate subordinated notes due 2028 (the “2028 Notes”) on October 1, 2025, and any remaining proceeds for general corporate purposes.***

Price to Public:	100% of aggregate principal amount of the Notes.

Ranking:	The Notes will be unsecured, subordinated obligations and:

• will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all of the Company’s future Senior Indebtedness;

• will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s general creditors;

•  will rank equal in right of payment and upon the Company’s liquidation with all of the Company’s future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes, including the existing 2028 Notes;

Schedule C-2

•  will rank senior in right of payment and upon the Company’s liquidation to any of the Company’s future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; and

•  will be structurally subordinated to all of the Company’s existing and future indebtedness, deposits and other liabilities of the Company’s current and future subsidiaries, including without limitation, Simmons Bank’s liabilities to depositors in connection with the deposits, as well as liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2025, on a consolidated basis, the Company’s total liabilities totaled approximately $23.1 billion, which includes approximately $21.8 billion of deposit liabilities. As of June 30, 2025, the Company also had approximately $366.4 million of outstanding principal and accrued but unpaid interest related to subordinated debentures that rank equally with the Notes, of which $37.0 million related to subordinated debt was redeemed in full on July 31, 2025.

The Indenture governing the Notes does not limit the amount of additional indebtedness the Company or its subsidiaries may incur.

CUSIP/ISIN:	828730AC5 / US828730AC56

Joint Book-Running Managers:	Keefe, Bruyette & Woods, A Stifel Company
Morgan Stanley & Co. LLC
Co-Managers:	Piper Sandler & Co. Raymond James & Associates, Inc. Stephens Inc.

*

Note: A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

**

We expect that delivery of the Notes will be made against payment therefor on or about September 12, 2025, which is the third business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day prior to the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day prior to the settlement date should consult their own advisors.

***

The redemption of the 2028 Notes, if any, will be made solely pursuant to a redemption notice delivered pursuant to the indenture governing the 2028 Notes, and nothing contained herein constitutes a notice of redemption of the 2028 Notes. The Company may determine not to redeem the 2028 Notes or to redeem only a portion of the 2028 Notes.

The Company has filed a registration statement on Form S-3ASR (File No. 333-279502) (including a prospectus) and a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement, the final prospectus supplement (when available) and other documents the Company has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by calling Keefe, Bruyette & Woods, A Stifel Company at 1-800-966-1559 or by calling Morgan Stanley & Co. LLC at 1-866-718-1649.

Schedule C-3

Capitalized terms used but not defined in this Term Sheet have the meanings given to them in the Preliminary Prospectus Supplement. This Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule C-4

SCHEDULE D

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Simmons Bank, an Arkansas-chartered bank and member of the Federal Reserve System

Schedule D